                                                                   Exhibit 10.19

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                                 LOAN AGREEMENT

                           Dated as of March 26, 1997


                                     between


                                   IMGIS, INC.

                                  as Borrower,


                                       and


                        VENTURE LENDING & LEASING, INC.,

                                    as Lender


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


                                TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS...........................................................................................1

ARTICLE 2 - THE COMMITMENT AND LOANS..............................................................................4
         2.1 THE COMMITMENT.......................................................................................4
         2.2 LIMITATION ON LOANS..................................................................................5
         2.3 NOTES EVIDENCING LOANS; REPAYMENT....................................................................5
         2.4 PROCEDURES FOR BORROWING.............................................................................5
         2.5 INTEREST.............................................................................................6
         2.6 TERMINAL PAYMENT.....................................................................................6
         2.7 INTEREST RATE CALCULATION............................................................................6
         2.8 DEFAULT INTEREST.....................................................................................6
         2.9 LENDER'S RECORDS.....................................................................................6
         2.10 SECURITY............................................................................................6
         2.11 ISSUANCE OF WARRANT TO LENDER.......................................................................6

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES........................................................................7
         3.1 DUE ORGANIZATION.....................................................................................7
         3.2 AUTHORIZATION, VALIDITY AND ENFORCEABILITY...........................................................7
         3.3 COMPLIANCE WITH APPLICABLE LAWS......................................................................7
         3.4 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES.........................................................7
         3.5 NO CONFLICT..........................................................................................7
         3.6 NO LITIGATION, CLAIMS OR PROCEEDINGS.................................................................8
         3.7 CORRECTNESS OF FINANCIAL STATEMENTS..................................................................8
         3.8 NO SUBSIDIARIES......................................................................................8
         3.9 NO EVENT OF DEFAULT..................................................................................8
         3.10 FULL DISCLOSURE.....................................................................................8

ARTICLE 4 - CONDITIONS PRECEDENT..................................................................................8
         4.1 CONDITIONS TO FIRST LOAN.............................................................................8
         4.2 CONDITIONS TO ALL LOANS..............................................................................9

ARTICLE 5 - AFFIRMATIVE COVENANTS.................................................................................9
         5.1 NOTICE TO LENDER.....................................................................................9
         5.2 FINANCIAL STATEMENTS................................................................................10
         5.3 MANAGERIAL ASSISTANCE FROM LENDER...................................................................11
         5.4 EXISTENCE...........................................................................................11
         5.5 INSURANCE...........................................................................................11
         5.6 ACCOUNTING RECORDS..................................................................................11
         5.7 COMPLIANCE WITH LAWS................................................................................11
         5.8 TAXES AND OTHER LIABILITIES.........................................................................12
         5.9 USE OF PROCEEDS.....................................................................................12

ARTICLE 6 - NEGATIVE COVENANTS...................................................................................12
         6.1 INDEBTEDNESS........................................................................................12
         6.2 LIENS...............................................................................................12
         6.3 DIVIDENDS...........................................................................................12
         6.4 CHANGES/MERGERS.....................................................................................12
         6.5 SALES OF ASSETS.....................................................................................13
         6.6 LOANS/INVESTMENTS...................................................................................13
         6.7 TRANSACTIONS WITH RELATED PERSONS...................................................................13

ARTICLE 7 - EVENTS OF DEFAULT....................................................................................13
         7.1 EVENTS OF DEFAULT...................................................................................13



ARTICLE 8 - GENERAL PROVISIONS...................................................................................14
         8.1 NOTICES.............................................................................................14
         8.2 BINDING EFFECT......................................................................................15
         8.3 NO WAIVER...........................................................................................15
         8.4 RIGHTS CUMULATIVE...................................................................................15
         8.5 UNENFORCEABLE PROVISIONS............................................................................15
         8.6 ACCOUNTING TERMS....................................................................................15
         8.7 INDEMNIFICATION; EXCULPATION........................................................................15
         8.8 REIMBURSEMENT.......................................................................................16
         8.9 EXECUTION IN COUNTERPARTS...........................................................................16
         8.10 ENTIRE AGREEMENT...................................................................................16
         8.11 GOVERNING LAW AND JURISDICTION.....................................................................16
         8.12 WAIVER OF JURY TRIAL...............................................................................17



                                LIST OF EXHIBITS

Exhibit "A"                Form of Note
Exhibit "B"                Form of Borrowing Request
Exhibit "C"                Security Agreement
Exhibit "D"                Form of Warrant

                                 LOAN AGREEMENT


                  This LOAN AGREEMENT is entered into as of March 26, 1997, between IMGIS, INC., a California corporation ("Borrower"), and VENTURE LENDING & LEASING, INC., a Maryland corporation ("VLLI" or "Lender").

                  WHEREAS, Lender has agreed to make available to Borrower a term loan facility upon the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                             ARTICLE 1 - DEFINITIONS

                  The definitions appearing in this Agreement or any supplement or addendum to this Agreement, shall be applicable to both the singular and plural forms of the defined terms:

                  "AFFILIATE" means any Person which directly or indirectly controls, is controlled by, or is under common control with Borrower. "Control," "controlled by" and "under common control with" mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns ten percent (10%) or more of the securities having ordinary voting power for the election of directors of a corporation.

                  "AGREEMENT" means this Loan Agreement as it may be amended or supplemented from time to time.

                  "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss.101, eT Seq.), as amended.

                  "BASIC INTEREST" means the fixed rate of interest payable on the outstanding balance of each Loan at the applicable Designated Rate.

                  "BORROWING DATE" means the Business Day on which the proceeds of a Loan are disbursed by Lender.

                  "BORROWING REQUEST" means a written request from Borrower in substantially the form of EXHIBIT "B" hereto, requesting the funding of one or more Loans on a particular Borrowing Date.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

                  "CLOSING DATE" means the date of this Agreement.

                  "COLLATERAL" has the meaning ascribed thereto in the Security Agreement.

                  "COMMITMENT" means the obligation of Lender to make Loans to Borrower in an aggregate, original principal amount not exceeding Two Million Dollars ($2,000,000). The Commitment shall be divided into two parts. The Initial Availability (the "Initial Availability") shall be for the original principal amount of a loan or loans not exceeding $1,000,000. The Remaining ("Remaining Availability") amount shall be for an additional principal amount of $1,000,000 and shall automatically become available, subject to section 4.2 of this Agreement, upon the closing of additional venture capital equity financing of at least $1,000,000.

                  "DEFAULT" means an event which with the giving of notice, passage of time, or both would constitute an Event of Default.

                  "DEFAULT RATE" is defined in SECTION 2.8.

                  "DESIGNATED RATE" means a fixed rate of interest per annum of nine and 75/100 percent (9.75%) applicable to a Loan.

                  "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, or safety matters.

                  "EVENT OF DEFAULT" means any event described in Article 7.

                  "GAAP" means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, their respective predecessors and successors. Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP.

                  "INDEBTEDNESS" of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities; (vii) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in CLAUSE
(I) through CLAUSE (IX) above guaranteed by such Person.

                  "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                  "LIEN" means any voluntary or involuntary security interest, mortgage, pledge, claim, charge, encumbrance, title retention agreement, or third party interest, covering all or any part of the property of Borrower or any other Person.

                  "LOAN" means an extension of credit by Lender under SECTION 2 of this Agreement.

                  "LOAN DOCUMENTS" means, individually and collectively, this Agreement, each Note, the Security Agreement and any other security or pledge agreement(s), and all other contracts, instruments, addenda and documents executed in connection with this Agreement or the extensions of credit which are the subject of this Agreement.

                  "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means
(a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of Borrower; (b) a material impairment of the ability of Borrower to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any Loan Document.

                  "MATURITY DATE" means, with regard to a Loan, the earlier of
(i) its maturity by reason of acceleration, or (ii) its stated maturity date, which is the first day of the 42nd full month after the Borrowing Date of such Loan; and is the date on which payment of all outstanding principal, accrued interest, and the Terminal Payment with respect to such Loan is due.

                  "NOTE" means a promissory note substantially in the form of EXHIBIT "A" hereto, executed by Borrower evidencing each Loan.

                  "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, owing by Borrower to Lender, whether direct or indirect (including those acquired by assignment), absolute or contingent, liquidated or unliquidated, due or to become due, now existing or hereafter arising.

                  "PERMITTED LIEN" means

                           (A) Involuntary Liens which, in the aggregate, would not have a Material Adverse Effect and which in any event would not exceed One-Hundred Thousand Dollars ($100,000);

                           (B) Liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are contested in good faith by the appropriate procedures and for which appropriate reserves are maintained;

                           (C) Purchase money security interests on any property held or acquired by Borrower in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; PROVIDED, that such Lien attaches solely to the property acquired with such Indebtedness and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property; and FURTHER PROVIDED, that such property is not equipment with respect to which a Loan has been made hereunder.

                           (D)      Liens in favor of Lender;

                           (E) bankers' liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business;

                           (F) materialmen's, mechanics', repairmen's, employees' or other like Liens arising in the ordinary course of business and which are not delinquent for more than 45 days or are being contested in good faith by appropriate proceedings;

                           (G) any judgment, attachment or similar Lien, unless the judgment it secures has not been discharged or execution thereof effectively stayed and bonded against pending appeal within 30 days of the entry thereof;

                           (H) licenses or sublicenses of Patents, Patent Licenses, Trademarks or Trademark Licenses permitted under the Trademark Collateral Assignment or the Patent Collateral Assignment (all as defined in the Security Agreement); and.

                           (I) Liens which have been approved by Lender prior to the Closing Date and disclosed on SCHEDULE 6.2 to this Agreement.

                  "PERSON" means any individual or entity.

                  "QUALIFIED PUBLIC OFFERING" means the closing of a firmly underwritten public offering of Borrower's common stock with aggregate proceeds of not less than $12,500,000 (prior to underwriting expenses and commissions).

                  "RELATED PERSON" means any Affiliate of Borrower, or any officer, employee, director or equity security holder of Borrower or any Affiliate.

                  "SECURITY AGREEMENT" means the Security Agreement substantially in the form of EXHIBIT "C" hereto, executed by Borrower.

                  "TERMINAL PAYMENT" means, with respect to each Loan, an amount payable on the Maturity Date of such Loan in an amount equal to fifteen percent (15%) of the original principal amount of such Loan.

                  "TERMINATION DATE" means the earlier of: (a) the date Lender may terminate making loans or extending credit pursuant to the rights of Lender under Article 7, or (b) December 31, 1997.

                  "UCC" means the Uniform Commercial Code as enacted in the applicable jurisdiction, in effect on the Closing Date and as amended from time to time.


                      ARTICLE 2 - THE COMMITMENT AND LOANS

                  2.1 THE COMMITMENT. Subject to the terms and conditions of this Agreement, Lender agrees to make term loans to Borrower from time to time from the Closing Date and to, but not including, the Termination Date in an aggregate principal amount not exceeding the Commitment. The Commitment is not a revolving credit commitment, and Borrower shall not have the right to repay and reborrow hereunder.

                  2.2      LIMITATION ON LOANS.

                           (A) Each Loan shall be in an amount not to exceed one hundred percent (100%) of the amount paid or payable by Borrower to a non-affiliated manufacturer, vendor or dealer for an item of equipment as shown on an invoice therefor (excluding any commissions and any portion of the payment which relates to the servicing of the equipment and sales taxes payable by Borrower upon acquisition, and delivery charges).

                           (B) Lender shall not be obligated to make any Loan under its Commitment if at the time of or after giving effect to the proposed Loan Lender would no longer qualify as: (A) a "venture capital operating company" under U.S. Department of Labor Regulations Section 2510.3-101(d), Title 29 of the Code of Federal Regulations, as amended; and (B) a "business development company" under the provisions of federal Investment Company Act of 1940, as amended; and (C) a "regulated investment company" under the provisions of the Internal Revenue Code of 1986, as amended. Each Loan requested by Borrower to be made on a single Business Day shall be for a minimum principal amount of Fifty Thousand Dollars ($50,000), except to the extent the remaining Commitment is a lesser amount.

                  2.3 NOTES EVIDENCING LOANS; REPAYMENT. Each Loan shall be evidenced by a separate Note payable to the order of Lender substantially in the form of EXHIBIT "A" to this Agreement, in the total principal amount of the Loan. Each Note shall be payable as follows: Principal and Basic Interest shall be paid in forty two (42) equal and successive monthly payments, in advance, beginning on the Borrowing Date and continuing on the first Business Day of each month thereafter; provided, that the first and last such amortization installment payments shall be paid in advance on the Borrowing Date. If the Borrowing Date is not the first day of a month, then the 42-month amortization period shall commence on the first day of the next month following the Borrowing Date, and interest only shall accrue and be payable for the period from the Borrowing Date to the first day of the next month. Borrower shall pay to Lender, in advance, on the Borrowing Date a payment of Basic Interest on the amount of any Loan that is not made on the first day of the month for interest that will accrue on such Loan from the Borrowing Date through the last day of the same month. The payment of amortization installments of principal of and interest on a Loan in advance results in a higher effective rate of interest than the stated Designated Rate applicable to such Loan. The full amount of the Terminal Payment with respect to each Loan shall be due and payable on the Maturity Date of such Loan.

                  2.4      PROCEDURES FOR BORROWING.

                           (A) Borrower shall give Lender, at least five (5) Business Days' prior to a proposed Borrowing Date, written notice of any request for borrowing hereunder (a "Borrowing Request"). Each Borrowing Request shall be in substantially the form of EXHIBIT "B" hereto, shall be executed by the chief financial or accounting officer of Borrower, and shall state how much is requested, and shall be accompanied by such information and documentation as Lender may deem reasonably necessary to determine whether the proposed borrowing will comply with the limitations in SECTION 2.2.

                           (B) No later than 1:00 p.m. Pacific Standard Time on the Borrowing Date, if Borrower has satisfied the conditions precedent in Article 4, Lender shall make the Loan available to Borrower in immediately available funds.

                  2.5 INTEREST. Basic Interest on the outstanding principal balance of the each Loan shall accrue daily at the Designated Rate from the Borrowing Date until the Maturity Date.

                  2.6 TERMINAL PAYMENT. Borrower shall pay the Terminal Payment with respect to each Loan on the Maturity Date of such Loan.

                  2.7 INTEREST RATE CALCULATION. Basic Interest, along with charges and fees under this Agreement and any Loan Document, shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay Lender interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

                  2.8 DEFAULT INTEREST. Any unpaid payments of principal or interest or the Terminal Payment with respect to any Loan shall bear interest from their respective maturities, whether scheduled or accelerated, at the Designated Rate for such Loan PLUS five percent (5.00%) per annum, until paid in full, whether before or after judgment (the "Default Rate"). Borrower shall pay such interest on demand.

                  2.9 LENDER'S RECORDS. Principal, Basic Interest, Terminal Payments and all other sums owed under any Loan Document shall be evidenced by entries in records maintained by Lender for such purpose. Each payment on and any other credits with respect to principal, Basic Interest, Terminal Payments and all other sums outstanding under any Loan Document shall be evidenced by entries in such records. Absent manifest error, Lender's records shall be conclusive evidence thereof.

                  2.10 SECURITY. As security for all Obligations to Lender, Borrower shall grant concurrently to Lender, or ensure that Lender is concurrently granted, perfected security interests in all Collateral pursuant to the Security Agreement and such other Lien documentation satisfactory in form and substance to Lender, subject only to Permitted Liens.

                  2.11 ISSUANCE OF WARRANTS TO LENDER. As additional consideration for its Commitment and obligations under this Agreement, and as a condition to funding the initial Loan, Lender and its broker (Robert A. Kingsbook) shall be entitled to receive one or more warrants to purchase a number of shares of preferred stock of Borrower ("Warrant Shares") with an aggregate value equal to seven percent (7%) of the Commitment. The Warrant Shares shall vest in two equal parts. The first 50% shall vest upon the closing of this commitment at $2.51 per share. The remaining 50% shall vest upon the borrowing of any portion of the Remaining Availability at a price determined by
1) if any part of the Remaining Availability is borrowed prior to the closing of an additional round of venture capital or corporate partner equity financing of at least $3,000,000 ("Round C"), $2.51 per share, 2) if none of the Remaining Availability is borrowed prior to the closing of Round C, the per share price of preferred stock issued in Round C. The warrant issued under this Agreement shall be in substantially the form attached hereto as EXHIBIT "D"; shall be transferable by Lender, subject to compliance with applicable securities laws; shall expire on December 31, 2002 or earlier as described in the warrant; and shall include piggy-back registration rights, "net issuance" provisions, and anti-dilution protections reasonably satisfactory to Lender and its counsel.

                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

                  Borrower represents and warrants that as of the Closing Date and each Borrowing Date, except as set forth on a Schedule of Exceptions ("Schedule of Exceptions") to be amended from time to time:

                  3.1 DUE ORGANIZATION. Borrower is a corporation duly organized and validly existing in good standing under the laws of California, and is duly qualified to conduct business and is in good standing in each other jurisdiction in which its business is conducted or its properties are located, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

                  3.2 AUTHORIZATION, VALIDITY AND ENFORCEABILITY. The execution, delivery and performance of all Loan Documents executed by Borrower are within Borrower's powers, have been duly authorized, and are not in conflict with Borrower's articles of incorporation or by-laws, or the terms of any charter or other organizational document of Borrower, as amended from time to time; and all such Loan Documents constitute valid and binding obligations of Borrower, enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights in general, and subject to general principles of equity).

                  3.3 COMPLIANCE WITH APPLICABLE LAWS. To Borrower's knowledge, Borrower has complied with all licensing, permit and fictitious name requirements necessary to lawfully conduct the business in which it is engaged, and to any sales, leases or the furnishing of services by Borrower, including without limitation those requiring consumer or other disclosures, the noncompliance with which would have a Material Adverse Effect.

                  3.4      COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES.

                           (A) To Borrower's knowledge, Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other similar rights that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person.

                           (B) To Borrower's knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower infringes upon any rights held by any other Person.

                           (C) To Borrower's knowledge, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed which, in either case, could reasonably be expected to have a Material Adverse Effect.

                  3.5 NO CONFLICT. The execution, delivery, and performance by Borrower of all Loan Documents are not in conflict with any law, rule, regulation, order or directive, or any indenture, agreement, or undertaking to which Borrower is a party or by which Borrower may be bound or affected.

                  3.6 NO LITIGATION, CLAIMS OR PROCEEDINGS. There is no litigation, tax claim or proceeding pending, or, to the knowledge of Borrower, threatened against Borrower or its property.

                  3.7 CORRECTNESS OF FINANCIAL STATEMENTS. Borrower's financial statements which have been delivered to Lender fairly and accurately reflect Borrower's financial condition as of December 31, 1996; and, since that date there has been no Material Adverse Change. All indebtedness to IBL Corporation, Aurelius Ltd., and Washington Holdings, L.P. has been canceled either by payment or exchange of debt for equity.

                  3.8 NO SUBSIDIARIES. Borrower is not a majority owner of or in a control relationship with any other business entity.

                  3.9 NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

                  3.10 FULL DISCLOSURE. None of the representations or warranties made by Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Borrower in connection with the Loan Documents (including disclosure materials delivered by or on behalf of Borrower to Lender prior to the Closing Date), when taken together, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                        ARTICLE 4 - CONDITIONS PRECEDENT

                  4.1 CONDITIONS TO FIRST LOAN. The obligation of Lender to make its first Loan hereunder is, in addition to the conditions precedent specified in SECTION 4.2, subject to the fulfillment of the following conditions and to the receipt by Lender of the documents described below, duly executed and in form and substance reasonably satisfactory to Lender and its counsel:

                           (A) RESOLUTIONS. A certified copy of the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance by Borrower of the Loan Documents.

                           (B) INCUMBENCY AND SIGNATURES. A certificate of the secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign the Loan Documents, together with a sample of the true signature of each such officer.

                           (C) OPINION OF COUNSEL. The opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for Borrower, together with any opinions, certificates and other matters on which such opinion relies.

                           (D) ARTICLES AND BY-LAWS. Certified copies of the Articles of Incorporation and By-Laws of Borrower, as amended through the Closing Date.

                           (E) THIS AGREEMENT. A counterpart of this Agreement with all schedules completed and attached thereto, and disclosing such information as is acceptable to Lender.

                           (F) SECURITY AGREEMENT; FINANCING STATEMENTS. A Security Agreement executed by Borrower, substantially in the form of EXHIBIT "C", together with filing copies (or other evidenced of filing satisfactory to Lender and its counsel) of such Uniform Commercial Code financing statements, collateral assignments and termination statements, with respect to the Collateral as Lender shall request.

                           (G) LIEN SEARCHES. Uniform Commercial Code lien, judgment, bankruptcy and tax lien searches of Borrower from the California Secretary of State, and such other jurisdictions as Lender may reasonably request, all as of a date reasonably satisfactory to Lender and its counsel.

                           (H) GOOD STANDING CERTIFICATE. A Certificate of Good Standing as of a date acceptable to Lender with respect to Borrower from the California Secretary of State.

                           (I) WARRANT. A warrant issued by Borrower to Lender exercisable for the Warrant Shares, as described in SECTION 2.11 hereof.

                  4.2 CONDITIONS TO ALL LOANS. The obligation of Lender to make its initial Loan and each subsequent Loan is subject to the following further conditions precedent that:

                           (A) NO DEFAULT. No Default or Event of Default has occurred and is continuing or will result from the making of any such Loan, and the representations and warranties of Borrower contained in
         Article 3 of this Agreement are true and correct as of the Borrowing Date of such Loan.

                           (B) NO MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred since the date of the most recent financial statements submitted to Lender.

                           (C) BORROWING REQUEST. Borrower shall have delivered to Lender a Borrowing Request for such Loan.

                           (D) NOTE. Borrower shall have delivered an executed Note evidencing such Loan, in form and substance satisfactory to Lender.

                           (E) SUPPLEMENTAL LIEN FILINGS. Borrower shall have executed and delivered such amendments or supplements to the Security Agreement and financing statements as Lender may reasonably request in connection with the proposed Loan, in order to create or perfect or to maintain the perfection of Lender's Liens on the Collateral.

                           (F) VCOC LIMITATION. The making of the Loan will not result in a violation of the condition applicable to Lender described in SECTION 2.2(B).


                        ARTICLE 5 - AFFIRMATIVE COVENANTS

                  During the term of this Agreement and until its performance of all obligations to Lender, Borrower will:

                  5.1 NOTICE TO LENDER. Promptly give written notice to Lender of:

                           (A) Any litigation or administrative or regulatory proceeding affecting Borrower where the amount claimed against Borrower is Fifty Thousand Dollars ($50,000) or more, or where the granting of the relief requested could reasonably have a Material Adverse Effect.

                           (B) The occurrence of any Default or any Event of Default where the Borrower has knowledge of such Default or Event of Default.

                           (C) Any change in the location of Borrower's principal place of business or the Collateral at least thirty (30) days in advance of such change.

                           (D) Any default by Borrower under any joint venture, partnering, distribution, cross-licensing, strategic alliance, collaborative research or manufacturing, license or similar agreement which could reasonably be expected to have a Material Adverse Effect.

                           (E) Any other matter which has resulted or might reasonably result in a Material Adverse Change, of which the Borrower is aware.

                  5.2 FINANCIAL STATEMENTS. Deliver to each Lender or cause to be delivered to Lender, in form and detail satisfactory to Lender the following financial information, which Borrower warrants shall be accurate and complete in all material respects:

                           (A) QUARTERLY FINANCIAL STATEMENTS. As soon as available but no later than thirty (45) days after the end of each quarter, Borrower's balance sheet as of the end of such period, and Borrower's income statement for such period and for that portion of Borrower's financial reporting year ending with such period, prepared and attested by a responsible financial officer of Borrower as being complete and correct and fairly presenting Borrower's financial condition and the results of Borrower's operations. After a Qualified Public Offering, the foregoing interim financial statements shall be delivered no later than 45 days after each fiscal quarter and for the quarter-annual fiscal period then ended.

                           (B) YEAR-END FINANCIAL STATEMENTS. As soon as available but no later than one hundred (100) days after and as of the end of each financial reporting year, a complete copy of Borrower's audit report, which shall include balance sheet, income statement, statement of changes in equity and statement of cash flows for such year, prepared and certified by an independent certified public accountant selected by Borrower and reasonably satisfactory to Lender (the "Accountant"). The Accountant's certification shall not be qualified or limited due to a restricted or limited examination by the Accountant of any material portion of Borrower's records or otherwise.

                           (D) GOVERNMENT REQUIRED REPORTS; PRESS RELEASES. Within thirty (30) days after sending, issuing, making available, or filing, copies of all statements released by Borrower to any news media for publication, all reports, proxy statements, and financial statements that Borrower sends or makes available to its stockholders, and, not later than thirty (30) days after actual filing, all registration statements and reports that Borrower files or is required to file with the Securities and Exchange Commission, or any other governmental or regulatory authority.

                           (E) OTHER INFORMATION. Such other statements, lists of property and accounts, budgets, forecasts, reports, or other information as Lender may from time to time reasonably request.

                  5.3 MANAGERIAL ASSISTANCE FROM LENDER. Permit Lender, as a "venture capital operating company" to participate in, and influence the conduct of management of Borrower through the exercise of "management rights," as such terms are defined in 29 C.F.R. ss. 2510.3-101(d), and:

                           (A) Permit Lender to make available to Borrower, at no cost to Borrower, "significant managerial assistance", as defined in
         Section 2(a)(47) of the Investment Company Act of 1940, as amended, either in the form of: (i) consulting arrangements with Lender or any of its officers, directors, employees or affiliates, (ii) Borrower's allowing Lender to provide recommendations of prospective candidates for election to Borrower's Board of Directors, or (iii) Lender, at Borrower's request, seeking the services of third-party consultants to aid Borrower with respect to its management and operations;

                           (B) Permit Lender to make available consulting and advisory services to officers of Borrower regarding Borrower's equipment acquisition and financing plans, and such other matters affecting the business, financial condition and prospects of Borrower as Lender shall reasonably deem relevant; and

                           (C) If Lender reasonably believes that financial or other developments affecting Borrower have impaired or are likely to impair Borrower's ability to perform its obligations under this Agreement, permit Lender reasonable access to Borrower's management and/or Board of Directors and opportunity to present Lender's views with respect to such developments.

                  5.4 EXISTENCE. Maintain and preserve Borrower's existence and all rights and privileges necessary or desirable in the normal course of its business; and keep all Borrower's property in good working order and condition, ordinary wear and tear excepted.

                  5.5 INSURANCE. Obtain and keep in force insurance in such amounts and types as is usual in the type of business conducted by Borrower, with insurance carriers having a policyholder rating of not less than "A" and financial category rating of Class VII in "Best's Insurance Guide," unless otherwise approved by Lender. Such insurance policies must be in form and substance satisfactory to Lender, and shall list Lender as an additional insured or loss payee, as applicable, on endorsement(s) in form reasonably acceptable to Lender. Borrower shall furnish to Lender such endorsements, and upon Lender's request, copies of any or all such policies.

                  5.6 ACCOUNTING RECORDS. Maintain adequate books, accounts and records, and prepare all financial statements in accordance with GAAP, and in compliance with the regulations of any governmental or regulatory authority having jurisdiction over Borrower or Borrower's business; and permit employees or agents of Lender at such reasonable times as Lender may request, to inspect Borrower's properties, and to examine, and make copies and memoranda of Borrower's books, accounts and records. Such examination shall be at Lender's expense, as long as Borrower is not in Default.

                  5.7 COMPLIANCE WITH LAWS. Comply with all laws (including Environmental Laws), rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, Borrower or Borrower's business, and with all material agreements to which Borrower is a party, except where the failure to so comply would not have a Material Adverse Effect.

                  5.8 TAXES AND OTHER LIABILITIES. Pay all Borrower's obligations when due; pay all taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which Borrower shall maintain appropriate reserves; and timely file all required tax returns.

                  5.9 USE OF PROCEEDS. Use the proceeds of Loans only as set forth in Article 2 of this Agreement; and not directly or indirectly to purchase or carry any margin stock, as defined from time to time by the Board of Governors of the Federal Reserve System in Federal Regulation U.


                         ARTICLE 6 - NEGATIVE COVENANTS

                  During the term of this Agreement and until the performance of all obligations to Lender, Borrower will not (without Lender's prior written consent):

                  6.1 INDEBTEDNESS. Be indebted for borrowed money or the deferred purchase price of property, or become liable as a surety, guarantor, accommodation party or otherwise for or upon the obligation of any other Person, except:

                           (A) Indebtedness incurred for the acquisition of supplies or inventory on normal trade credit, including a working capital credit line with a bank; and other indebtedness incurred pursuant to one or more transactions permitted under SECTION 6.4;

                           (B) Indebtedness not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) in aggregate principal amount outstanding at any time secured by purchase money security interests covered by clause (c) of the definition of Permitted Lien;

                           (C) Indebtedness of Borrower under this Agreement;
         and

                           (D) Any Indebtedness approved by Lender prior to the Closing Date.

                  6.2 LIENS. Create, incur, assume or permit to exist any Lien, or grant any other Person a negative pledge, on any of Borrower's property, except Permitted Liens. Borrower and Lender agree that this covenant is not intended to constitute a lien, deed of trust, equitable mortgage, or security interest of any kind on any of Borrower's real property, and this Agreement shall not be recorded or recordable.

                  6.3 DIVIDENDS. Except after a Qualified Public Offering, pay any dividends or purchase, redeem or otherwise acquire or make any other distribution with respect to any of Borrower's capital stock, except dividends or other distributions solely of capital stock of Borrower or repurchases of unvested shares, at the original purchase price, held by employees.

                  6.4 CHANGES/MERGERS. Liquidate or dissolve, or enter into any consolidation, merger, partnership, joint venture or other combination that would constitute a Material Adverse Change.

                  6.5 SALES OF ASSETS. Sell, transfer, lease or otherwise dispose of any of Borrower's assets except for fair consideration or where such sale, transfer, lease or other disposition of assets would not constitute a Material Adverse Change.

                  6.6 LOANS/INVESTMENTS. Make or suffer to exist any loans, guaranties, advances, or investments, except:

                           (A) Accounts receivable in the ordinary course of Borrower's business;

                           (B) Investments in domestic certificates of deposit issued by, and other domestic investments with, financial institutions organized under the laws of the United States or a state thereof, having One Hundred Million Dollars ($100,000,000) in capital and a rating of at least "investment grade" or "A" by Moody's or any successor rating agency;"

                           (C) Investments in marketable obligations of the United States of America and in open market commercial paper given the highest credit rating by a national credit agency and maturing not more than one year from the creation thereof; and

                           (D) Temporary advances to cover incidental expenses to be incurred in the ordinary course of business.

                  6.7 TRANSACTIONS WITH RELATED PERSONS. Directly or indirectly enter into any transaction with or for the benefit of a Related Person on terms more favorable to the Related Person than would have been obtainable in an "arms' length" dealing. This Section 6.7 shall not apply to any equity financing transactions with the Company's existing venture capital investors.


                          ARTICLE 7 - EVENTS OF DEFAULT

                  7.1 EVENTS OF DEFAULT. Upon the occurrence and during the continuation of any Default, the obligation of Lender to make any additional Loan shall be suspended. The occurrence of any of the following shall terminate any obligation of Lender to make any additional Loan; and shall, at the option of Lender (1) make all sums of Basic Interest and principal, all Terminal Payments, and any other amounts owing under any Loan Documents immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands, and
(2) give Lender the right to exercise any other right or remedy provided by contract or applicable law:

                           (A) Borrower shall fail to pay any principal, interest or Terminal Payment under this Agreement, or fail to pay any fees or other charges when due under any Loan Document, and such failure continues for five (5) Business Days or more after the same first becomes due; or an Event of Default as defined in any other Loan Document shall have occurred.

                           (B) Any representation or warranty made, or financial statement, certificate or other document provided, by Borrower under any Loan Document shall prove to have been false or misleading in any material respect when made or deemed made herein.

                           (C) Borrower shall fail to pay its debts generally as they become due or shall commence any Insolvency Proceeding with respect to itself; an involuntary Insolvency Proceeding shall be filed against Borrower, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of Borrower, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by Borrower or is not dismissed within sixty (60) days; or the dissolution or termination of the business of Borrower.

                           (D) Borrower shall be in default beyond any applicable period of grace or cure under any other agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to Lender or to any Person which results in the acceleration of payment of such obligation in an amount in excess of Fifty Thousand Dollars ($50,000).

                           (E) Any governmental or regulatory authority shall take any judicial or administrative action, that would have a Material Adverse Effect, and which cannot be cured by Borrower within thirty days of such action.

                           (F) Any sale, transfer or other disposition of all or a substantial or material part of the assets of Borrower, including without limitation to any trust or similar entity, shall occur where such sale, transfer, lease or other disposition of assets would constitute a Material Adverse Change.

                           (G) Any judgment(s) singly or in the aggregate in excess of Fifty Thousand Dollars ($50,000) shall be entered against Borrower which remain unsatisfied, unvacated or unstayed pending appeal for thirty (30) or more days after entry thereof.

                           (H) Borrower shall fail to perform or observe any covenant contained in this Agreement or any other Loan Document (other than a covenant which is dealt with specifically elsewhere in this
         Article 7) and the breach of such covenant is not cured within 30 days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such breach first becomes known to any officer of Borrower; PROVIDED, HOWEVER that if such breach is not capable of being cured within such 30-day period and Borrower timely notifies Lender of such fact and Borrower diligently pursues such cure, then the cure period shall be extended to the date requested in Borrower's notice but in no event more than 90 days from the initial breach; PROVIDED, FURTHER, that such additional 60-day opportunity to cure shall not apply in the case of any failure to perform or observe any covenant which has been the subject of a prior failure within the preceding 180 days or which is a willful and knowing breach by Borrower.


                         ARTICLE 8 - GENERAL PROVISIONS

                  8.1 NOTICES. Any notice given by any party under any Loan Document shall be in writing and personally delivered, sent by overnight courier, or United States mail, postage prepaid, or sent by facsimile, to be promptly confirmed in writing, or other authenticated message, charges prepaid, to the other party's or parties' addresses shown on the signature pages hereto. Each party may change the address or facsimile number to which notices, requests and other communications are to be sent by giving written notice of such change to each other party. Notice given by hand delivery shall be deemed received on the date delivered; if sent by overnight courier, on the next business day after delivery to the courier service; if by first class mail, on the third business day after deposit in the U.S. Mail; and if by telecopy, on the date of transmission.

                  8.2 BINDING EFFECT. The Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided, however, that Borrower may not assign or transfer Borrower's rights or obligations under any Loan Document without Lender's prior written consent except in connection with a consolidation, merger or other transaction in compliance with Section 6.4 of this Agreement. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender's rights and obligations under the Loan Documents. In connection with any of the foregoing, Lender may disclose all documents and information which Lender now or hereafter may have relating to the Loans, Borrower, or its business; provided that any person who receives such information shall have agreed in writing in advance to maintain the confidentiality of such information on terms reasonably acceptable to Borrower.

                  8.3 NO WAIVER. Any waiver, consent or approval by Lender of any Event of Default or breach of any provision, condition, or covenant of any Loan Document must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of any Loan Document. No failure or delay on the part of Lender in exercising any power, right, or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege. Lender has the right at its sole option to continue to accept interest and/or principal payments due under the Loan Documents after default, and such acceptance shall not constitute a waiver of said default or an extension of the Maturity Date unless Lender agrees otherwise in writing.

                  8.4 RIGHTS CUMULATIVE. All rights and remedies existing under the Loan Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.

                  8.5 UNENFORCEABLE PROVISIONS. Any provision of any Loan Document executed by Borrower which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Loan Document shall remain valid and enforceable.

                  8.6 ACCOUNTING TERMS. Except as otherwise provided in this Agreement, accounting terms and financial covenants and information shall be determined and prepared in accordance with GAAP.

                  8.7 INDEMNIFICATION; EXCULPATION. Borrower shall pay and protect, defend and indemnify Lender and Lender's employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Lender, collectively "Agents") against, and hold Lender and each such Agent harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, attorneys' fees and costs) and other amounts incurred by Lender and each such Agent, arising from
(i) the matters contemplated by this Agreement or any other Loan Documents, (ii) financing statement of record outstanding at the time of this Agreement, or
(iii) any contention that Borrower has failed to comply with any law, rule, regulation, order or directive applicable to Borrower's business; PROVIDED, HOWEVER, that this indemnification shall not apply to any of the foregoing incurred solely as the result of Lender's or any Agent's gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of Borrower's Obligations to Lender.

                  8.8 REIMBURSEMENT. Borrower shall reimburse Lender for all costs and expenses, including without limitation reasonable attorneys' fees and disbursements expended or incurred by Lender in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the preparation and negotiation of the Loan Documents, $1,000, (b) the amendment, interpretation and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Lender's rights, remedies and obligations under the Loan Documents, (c) collecting any sum which becomes due Lender under any Loan Document, (d) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (e) the protection, preservation or enforcement of any rights of Lender. For the purposes of this section, attorneys' fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with an Insolvency Proceeding; (4) garnishment, levy, and debtor and third party examinations; and
(5) postjudgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment. All of the foregoing costs and expenses shall be payable upon demand by Lender, and if not paid within forty-five (45) days of presentation of invoices shall bear interest at the highest applicable Default Rate.

                  8.9 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts which, when taken together, shall constitute but one agreement.

                  8.10 ENTIRE AGREEMENT. The Loan Documents are intended by the parties as the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only in a writing signed by Borrower and Lender.

                  8.11     GOVERNING LAW AND JURISDICTION.

                           (A) THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

                           (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN, CENTRAL OR SOUTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BORROWER AND LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF BORROWER AND LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWER AND LENDER EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

                  8.12 WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER AND LENDER EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date set forth in the preamble.

ADDRESSES FOR NOTICES:                         IMGIS, INC.

IMGIS, Inc.
611 Anton Boulevard, Suite 400                 By: /s/ Chad Steelberg
Costa Mesa, CA 92626                              -----------------------------
Attn: CFO                                      Name: Chad Steelberg
Fax No.  714-755-3677                          Its:  President




Venture Lending & Leasing, Inc.                VENTURE LENDING & LEASING, INC.
2010 North First Street, Suite 310
San Jose, CA  95131
Attn:  Salvador O. Gutierrez                   By: /s/ Ronald W. Swenson
       Chief Financial Officer                    -----------------------------
Fax No. 408-435-8625                           Name: Ronald W. Swenson
                                               Its:  Chief Executive Officer

                             SCHEDULE OF EXCEPTIONS

             To Loan Agreement Dated March 26, 1997, by and between Imgis, Inc. (the "Company") and Venture Lending and Leasing, Inc.

1. Article 3, Section 3.6 The Company is currently in negotiations with Anne Doremus d'oa Catalyst Communications ("Catalyst") regarding a Project Consultancy Agreement dated June 12, 1996 (the "Consultancy Agreement"); pursuant to which Catalyst has filed a complaint in the Superior Court, State of California, Orange County for various relief including damages for $17,277.65 plus interest from the date of the Consultancy Agreement.

2. Article 3, Section 3.6. The Company has received correspondence from a former employee, Jason Goldstein, requesting payment of $60,000.00 under an agreement dated May 22, 1996 for compensation due for services performed to the Company. Although no litigation or proceeding regarding this matter is pending, the Company may elect to dispute such claim through settlement negotiations, arbitration, litigation proceedings, or otherwise.